UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) February 7, 2013

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification Number

1-08788	NV ENERGY, INC. Nevada 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0198358

None.

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3

Signatures	5

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.

On February 7, 2013, the Board of Directors of NV Energy (“NVE”) approved the Compensation Committee’s recommendation to adopt the 2013 Officer Compensation Program for NVE. The 2013 Officer Compensation Program for the named executive officers consists of (1) an annual base salary, (2) target participation rates for cash awards under the NV Energy 2013 Short Term Incentive Plan (STIP) ranging from 55% to 100% of base salary, and (3) target values for grants under the NV Energy Executive Long Term Incentive Plan (LTIP). In reaching its decision to recommend adoption of the 2013 Officer Compensation Program, the Compensation Committee consulted with its independent consultant, Frederic W. Cook & Co., Inc.

2013 Named Executive Officer Cash Compensation

The Board also accepted the Compensation Committee’s recommendation to approve the base salary and STIP structure for named executive officers of NVE. The STIP structure for the CEO has a weighting of 80% for company performance against the STIP scorecard and 20% for individual performance. The STIP structure for officers other than the CEO has a weighting of 75% for company performance against the STIP scorecard, with the other 25% of these awards based on an assessment of individual performance. The STIP scorecard places a 35% weight on corporate financial performance, a 35% weight on customer performance and a 30% weight on operational performance. The Committee will continue its practice of reviewing and approving final STIP payments to all officers. Performance against NVE’s STIP scorecard is measured at the end of the fiscal year by NVE’s finance organization and results are subjected to internal audit prior to being sent to the CEO and the Committee. The Committee approved the STIP measures and targets for the officer group.

The Board approved the Committee’s recommended 2013 base salaries and 2013 STIP targets (expressed as a percentage of base salary) for the following named executive officers:

Name and Title	2013 Base Salary	2013 STIP % Target

Michael W. Yackira, President, Chief Executive Officer	$900,000	100%
Jonathan S. Halkyard, EVP, Chief Financial Officer	$500,000	75%
Paul J. Kaleta, EVP, Shared Services, General Counsel and Corporate Secretary	$475,000	75%
Dilek L. Samil, EVP, Chief Operating Officer	$500,000	75%
Anthony F. Sanchez III, SVP, Government and Community Strategy	$345,000	55%

2013 Named Executive Officer Equity Compensation

The Board further accepted the Compensation Committee’s recommendation to approve LTIP target equity grants to the named executive officers with the following values:

Name and Title	2013 LTIP Grant Value (1)

Michael W. Yackira, President, Chief Executive Officer	$2,250,000
Jonathan S. Halkyard, EVP, Chief Financial Officer	$750,000
Paul J. Kaleta, EVP, Shared Services, General Counsel and Corporate Secretary	$712,500
Dilek L. Samil, EVP, Chief Operating Officer	$750,000
Anthony F. Sanchez III, SVP, Government and Community Strategy	$431,250

(1)	The number of shares to be issued in connection with the 2013 LTIP Grant Values set forth in the table will be calculated using an average of the closing share price of NVE’s common stock for the five business day period beginning February 22, 2013 and ending on February 28, 2013.

One-third of the equity grant under the LTIP will be awarded as performance shares based on NVE’s total shareholder return (TSR) measured against the EEI Index of Investor-Owned Electric Utilities. One-third of the equity grant under the LTIP will be awarded as performance shares measured against a three-year cumulative earnings per share (EPS) goal. One third of the equity grant under the LTIP will be awarded as restricted stock units which will vest after three years assuming the EPS threshold is met at the end of year one.

The TSR-based performance shares will vest, if at all, at the end of a three-year period based on a comparison of NVE’s TSR to the specified index. No shares will vest if NVE’s TSR is below the 35th percentile on this index, 50% of the grant will vest if the TSR is at the 35th percentile, 100% will vest if the TSR is at the 50th percentile, 150% will vest if the TSR is at the 75th percentile, 167% will vest if the TSR is at the 80th percentile, 183% will vest if the TSR is at the 85th percentile and 200% will vest if the TSR is at or above the 90th percentile. Performance shares to be awarded will be proportionately adjusted to the extent TSR performance values are between those detailed above.

The EPS-based performance shares will vest, if at all, at the end of a three-year period based on cumulative EPS performance as a percentage of a target for the performance period. In determining EPS performance, the Board of Directors will consider adjustments for gains and losses on the sale of assets, out-of-period items, reserve adjustments and unusual and/or non-recurring gains or losses. The number of performance shares to be paid out for the EPS-based performance shares will be based on the following table:

Performance	Payout %	Performance	Payout %
< 90%	0.0%	102.5%	125%
90.0%	50.0%	105.0%	150%
92.5%	63.0%	107.5%	175%
95.0%	75.0%	110.0%	200%
97.5%	88.0%	> 110.0%	200%
100.0%	100.0%

Performance shares to be awarded will be proportionately adjusted to the extent EPS performance values are between those detailed above.

The EPS-based restricted stock units will vest, if at all, after three years assuming the EPS threshold is met for 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NV ENERGY, INC. (Registrant)

Date: February 13, 2013	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer

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